UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2016

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Josh C. Anders, Vice President, Controller of Southwestern Energy Company (the “Company”) and its principal accounting officer, resigned from the Company on July 22, 2016 and will be pursuing other interests. Mr. Anders’ departure was not the result of any disagreements with the Company regarding accounting, financial reporting, operations, policies, practices or otherwise. Upon Mr. Anders’ departure, R. Craig Owen, the Company’s Senior Vice President and Chief Financial Officer, and previously the Company’s principal accounting officer, will reassume the duties of principal accounting officer on an interim basis until Mr. Anders’ successor is chosen and appointed by the Board.

Mr. Owen, age 47, currently serves as the Company’s Senior Vice President and Chief Financial Officer; he was appointed Senior Vice President in May 2012 and Chief Financial Officer in October 2012. Prior to October 2012, Mr. Owen served as Controller since 2008.

There are no understandings or arrangements between Mr. Owen and any other person pursuant to which Mr. Owen was selected to serve as interim principal accounting officer, other than his employment relationship set forth above. Mr. Owen does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. Owen is eligible to receive grants under the Company’s 2013 Incentive Plan, as amended. Each of the Southwestern Energy Company 2013 Incentive Plan, which was filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed May 22, 2013, and the First Amendment to Southwestern Energy Company 2013 Incentive Plan, which was filed on as Exhibit 4.1 to the Company’s Form 8-K filed May 20, 2016, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: July 22, 2016	By:	/s/ John C. Ale
		Name:	John C. Ale
		Title:	Senior Vice President, General Counsel and Secretary